UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015 (April 20, 2015)

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY		10012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2014, Twinlab Consolidated Holdings, Inc. (the “Company”) issued a Series A Warrant (the “Warrant”) to Capstone Financial Group, Inc. (“Capstone”) effective as of September 30, 2014. Pursuant to the Warrant, Capstone has the right to purchase up to 52,631,579 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $0.76 per share of Common Stock. On April 20, 2015, Capstone exercised its right to purchase an aggregate of 394,737 shares of Common Stock pursuant to the Warrant.

The Company issued the above-referenced shares of Common Stock in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for private offerings not involving a public distribution. The Company believes that the issuance and sale of the shares of Common Stock were exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act. The shares were issued directly by the Company and did not involve a public offering or general solicitation. Capstone was afforded an opportunity for effective access to the files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and periodic reports under the Securities Exchange Act of 1934, as amended. The Company reasonably believed that Capstone, immediately prior to the issuance of the above-referenced shares, had such knowledge and experience in the Company’s financial and business matters that it was capable of evaluating the merits and risks of its investment. Capstone had the opportunity to speak with the Company’s management on several occasions prior to its investment decision. There were no commissions paid on the issuance of the above-referenced shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer